[LETTERHEAD OF JONES & SAS LLC]


February 3, 2016


The Office of the Chief Accountant
Securities Exchange Commission

Sent Via email to SECPSletters@sec.gov

Re: Cessation of Auditor-Registrant Relationship: Unified Signal, Inc. (UNSI) Com. File No. 000-31757

Dear Sir or Madam:

Section 1000.08(m) of the SEC Practice Section (as adopted by the PCAOB) requires an audit firm to notify the Commission's Office of the Chief Accountant of the cessation of an auditor's relationship with an audit client.

We are hereby writing to notify you that on November 23, 2015, Jones & Sas LLC resigned from its role as the independent audit firm for Unified Signal, Inc.
(UNSI), Commission File Number 000-31757.

We have read the Form 8-K dated February 3, 2016, prepared and filed by Unified Signal, Inc. with respect to the change in audit firms, and we do not disagree with the statements made by the registrant therein.

Please do not hesitate to contact us if you have any questions.


Best regards,
JONES & SAS LLC


/s/ Roger A. Jones, CPA
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